Exhibit 24

LIMITED POWER OF ATTORNEY

FOR CERTAIN EXCHANGE ACT REPORTING OBLIGATIONS

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Nathaniel Wiley, as the undersigned’s true and lawful attorney-in-fact, to:

1.	Execute for and on behalf of the undersigned, Schedules 13D or 13G, Form ID - Uniform Application for Access Codes to file on Edgar, Forms 3, 4 or 5 and any other schedules or forms required to be filed in accordance with Sections 13 and 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or under Rule 144 under the Securities Act of 1933 (“Rule 144”), including Forms 144, and the rules promulgated thereunder (a “Filing”);

2.	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Filing, complete and execute any amendment or amendments thereto and timely file such Filings with the United States Securities and Exchange Commission and any stock exchange or similar authority;

3.	Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the equity securities of John Wiley & Sons, Inc. (the “Company”) from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact; and

4.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such signing attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such signing attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such signing attorney-in-fact may approve in his discretion.

The undersigned hereby grants to, but does not require, such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming (i) any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Exchange Act or Rule 144, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act (collectively, “Filer Responsibilities”). Without limiting the generality of the foregoing, the undersigned agrees to indemnify and hold harmless the attorney-in-fact for all liabilities arising in connection with the Filing Responsibilities, including any attorney’s fees.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Filings pursuant to Sections 13 and 16 of the Exchange Act and the rules promulgated thereunder with respect to the undersigned’s holdings of and transactions in securities relating to the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of May, 2023.

/s/ Deborah E. Wiley
Printed: Deborah E. Wiley

STATE OF Rhode Island	)
	)	ss.:
COUNTY OF Newport	)

On the 3rd day of May in the year 2023, before me, the undersigned notary public in and for said state, personally appeared Deborah E. Wiley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Rebecca L. Miranda
Notary Public

(Seal)

[Signature Page to Limited Power of Attorney

for Certain Exchange Act Reporting Obligations]